Exhibit 31.4

CERTIFICATIONS

I, Ian Blackman, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2025 of NexGel, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026

/s/ Ian Blackman
Ian Blackman
Chief Financial Officer
(Principal Accounting and Financial Officer)